                                                                    Exhibit 99.5

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER

If you do not have a taxpayer identification number ("TIN") or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on all dividend and interest payments and on broker transactions include the following:

         - A corporation.
         - A financial institution.
         - An organization exempt from tax under Section 501(a), or an individual retirement plan, or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).
         - The United States or any agency or instrumentality thereof.
         - A state, the District of Columbia, a possession of the United States, or any political subdivision, agency or instrumentality thereof.
         - An international organization or any agency or instrumentality thereof.
         - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
         - A registered dealer in securities or commodities registered in the United States, the District of Columbia or a possession of the United States.
         - A real estate investment trust.
         - A common trust fund operated by a bank under Section 584(a).
         - An entity registered at all times during the tax year under the Investment Company Act of 1940.
         - A foreign central bank of issue.
         - A trust exempt from tax under Section 664 or described in Section 4947(a)(1).

         Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

         - Payments to nonresident aliens subject to withholding under Section 1441.
         - Payments to partnerships not engaged in a trade or business in the
           United States and which have at least one nonresident partner.
         - Payments of patronage dividends where the amounts received are not paid in money.
         - Payments made by certain foreign organizations.
         - Section 404(k) distributions made by an ESOP.

         Payments of interest not generally subject to backup withholding include the following:

         - Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
         - Payments of tax-exempt interest (including exempt-interest dividends under Section 852).
         - Payments described in Section 6049(b)(5) to non-resident aliens.
         - Payments on tax-free covenant bonds under Section 1451.
         - Payments made by certain foreign organizations.
         - Mortgage or student loan interest paid by you.

Exempt payees described above should file the substitute Form W-9 to avoid possible erroneous backup withholding. Complete the substitute Form W-9 as follows: Enter your taxpayer identification number, write "exempt" across the face of the form, and return the form to the payer.

         Certain payments, other than payments of interest, dividends, and patronage dividends, that are subject to information reporting are also not subject to backup withholding. For details, see Sections 6041, 6041A, 6042, 6044, 6049, 6045, 6050A and 6050N and the regulations thereunder.

PRIVACY ACT NOTICE. Section 6109 requires you to provide your correct Taxpayer Identification Number to payers, who must report the payments to the IRS. The IRS uses the number for identification purposes and may also provide this information to various government agencies for tax enforcement or litigation purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 30.5% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER -- If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION -- Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4) MISUSE OF TAXPAYER IDENTIFICATION NUMBERS -- If the payer discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.

                   FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
   CONSULTANT OR THE INTERNAL REVENUE SERVICE GUIDELINES FOR CERTIFICATION OF
             TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER FOR THE PAYEE (YOU) TO GIVE THE PAYER -- Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

                                                                                       GIVE THE
                                                                                   SOCIAL SECURITY
                   FOR THIS TYPE OF ACCOUNT:                                         NUMBER OF --
 ---------------------------------------------------            -----------------------------------------------------
1.  An individual's account                                      The individual
 ---------------------------------------------------            -----------------------------------------------------
2.  Two or more individuals (joint account)                      The actual owner of the account or, if combined
                                                                 funds, the first individual on the account(1)
 ---------------------------------------------------            -----------------------------------------------------
3.  Custodian account of a minor (Uniform Gift to               The minor(2)
    Minors Act)
 ---------------------------------------------------            -----------------------------------------------------
         4.  a) The usual revocable savings trust (grantor is    The grantor- trustee(1)
         also trustee)
     b) So-called trust account that is not a legal or valid     The actual owner(1)
     trust under State law
 ---------------------------------------------------            -----------------------------------------------------
         5.  Sole proprietorship account                         The owner(3)

 ---------------------------------------------------            -----------------------------------------------------

 ---------------------------------------------------            -----------------------------------------------------

 ---------------------------------------------------            -----------------------------------------------------
                                                                           GIVE THE EMPLOYER IDENTIFICATION
                   FOR THIS TYPE OF ACCOUNT:                                          NUMBER OF --
 ---------------------------------------------------            -----------------------------------------------------
6. A valid trust, estate, or pension trust                       The legal entity(4)
 ---------------------------------------------------            -----------------------------------------------------
7. Corporate account                                             The corporation
 ---------------------------------------------------            -----------------------------------------------------
8. Partnership account held in the name of the                   The partnership
business
 ---------------------------------------------------            -----------------------------------------------------
9. Association, club, or other tax exempt                        The organization
organization account
 ---------------------------------------------------            -----------------------------------------------------
10. A broker or registered nominee                               The broker or nominee
 ---------------------------------------------------            -----------------------------------------------------
11. Account with the Department of Agriculture                   The public entity
in the name of a public entity (such as a State or
local government, school district, or prison)
that receives agricultural program payments
 ---------------------------------------------------            -----------------------------------------------------

(1)      List first and circle the name of the person whose number you furnish.
(2)      Circle the minor's name and furnish the minor's social security number.
(3) Show the name of the owner. The name of the business or the "doing business as" name may also be entered. Either the social security number or the employer identification number may be used.
(4) List first and circle the name of the legal trust, estate, or pension trust.
(Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.